UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2007

NOVA BIOSOURCE FUELS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-32531	91-2028450
(State or other	(Commission File Number)	(I.R.S. Employer
Jurisdiction		Identification Number)
of incorporation)

The Riviana Building, 2777 Allen Parkway, Suite 860, Houston, Texas 77019

(Address of Principal Executive Offices)

713-869-6682

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On January 23, 2007, the Board of Directors of Nova Biosource Fuels, Inc. (the “Company”) appointed David Gullickson as Vice President and Chief Financial Officer of the Company.  Mr. Gullickson is a partner of Tatum, LLC (“Tatum”) and, pursuant to an executive services agreement between the Company and Tatum, the Company will pay Mr. Gullickson a salary of $16,000 per month and Tatum a fee of $4,000 per month.  After approval by the Compensation Committee of the Board of Directors, Mr. Gullickson will also be granted 25,000 stock options pursuant to the Company’s 2006 Equity Incentive Plan with a ten year term and vesting in monthly installments over a six month period.  Mr. Gullickson will be eligible to participate in the Company’s employee benefit plans.  The executive services agreement with Tatum has an indefinite term and may be terminated by either party on thirty days’ advance notice.

Mr. Gullickson is a Certified Public Accountant and has been a partner with Tatum, an executive services and consulting firm, since 2005.  From 2005 to August 2006, he was Senior Vice President—Finance and Administration, Treasurer and Chief Financial Officer of Vanco Energy Company in Houston, Texas, an independent oil and gas company focusing on exploration and development of frontier deepwater oil and gas leases in Africa and in Ukrainian sections of the Black Sea.  From 2003 to 2005, he was a consultant with Sirius Solutions, LLLP and MatrixCIO, Inc., working with public reporting companies to assess, document, test and remediate financial reporting controls to comply with Sarbanes-Oxley Act requirements.  From 1996 to 2003, he was Vice President—Finance and Administration, Chief Financial Officer, Treasurer and Secretary of Precision Tube Holding Corporation in Houston, Texas, an international manufacturer of coiled tubing used in the energy industry.  From 1990 to 1995, he was Corporate Controller and Chief Accounting Officer of Tejas Power Corporation in Houston, Texas, a natural gas trading company that also developed and operated offshore pipeline systems and onshore salt-dome caverns for gas storage.  Mr. Gullickson began his career at Ernst & Young LLP from 1980 to 1983, auditing oil and gas and energy industry service and manufacturing companies.  He received his Master of Professional Accounting degree from the University of Texas in Austin in 1979 and his Bachelor of Arts in Economics from the University of Texas in Austin in 1974.  He is a member of the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants, the Financial Executives Institute and the Petroleum Accountants Society of Houston.

Also on January 23, 2007, the Compensation Committee of the Board of Directors of the Company increased the base salaries of its Chairman and Chief Executive Officer, Kenneth T. Hern, and its Vice President—Corporate Development, Dallas Neil, from $60,000 to $125,000 per year, effective February 1, 2007.  The Compensation Committee also granted special cash bonuses of $30,000 to each of Lewis W. (Jody) Powers, its Chief Operating Officer, and J.D. McGraw, its President, in recognition of their superior performance in the prior calendar year.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVA BIOSOURCE FUELS, INC.

By:	/s/ Kenneth T. Hern
Kenneth T. Hern
Chairman and Chief Executive Officer

Date:  January 29, 2007